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                                                                 EXHIBIT 10.19


                               STANDARD SUBLEASE

     1. PARTIES. This Sublease, dated, for reference purposes only, March 1st, 1997 is made by and between SEAGATE TECHNOLOGY, INC., A DELAWARE CORPORATION (herein called "Sublessor") and HALL KINION & ASSOCIATES, INC., a California Corporation (herein called "Sublessee").

     2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Santa Clara, State of California, commonly known as Suite 150, 19925 Stevens Creek Boulevard, Cupertino and described as approximately 16,375 square feet of general office space on the first floor of the two floor building at this address. Said real property, including the land and all improvements thereon, is hereinafter called the "Premises."

     3.   TERM.

          3.1 TERM. The term of this Sublease shall be for approximately thirty-nine (39) months commencing on June 1, 1997 and ending on August 31, 2000 unless sooner terminated pursuant to any provision hereof.

          3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until forty-five (45) days after possession of the Premises is tendered to Sublessee. If Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

     4. RENT. Sublessee shall pay to Sublessor as rent for the Premises monthly payments of Forty-Four Thousand Two Hundred Twelve and 50/100ths Dollars ($44,212.50), in advance, on the first (1st) day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof Forty-Four Thousand Two Hundred Twelve and 50/100ths Dollars ($44,212.50) as rent for June 1997. The monthly rent will increase to Forty-Five Thousand Eight Hundred Fifty and No/100ths Dollars ($45,850.00) on June 1, 1999 and continue at that level throughout the remaining sublease term. Rent for any period during the term hereof which is for less than one (1) month shall be a pro-rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

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     5.   SECURITY DEPOSIT.  Sublessee shall deposit with Sublessor upon execution hereof Forty-Five Thousand Eight Hundred Fifty and No/100ths Dollars ($45,850.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

     6.   USE.

          6.1 USE. The Premises shall be used and occupied only for general office use as per the Master Lease dated April 18, 1995.

          6.2  COMPLIANCE WITH LAW.

               (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within one (1) year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

               (b) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

          6.3 CONDITION OF PREMISES. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof,

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subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warrant as to the suitability of the Premises for the conduct of Sublessee's business.

     7.   MASTER LEASE.

          7.1 Sublessor is the lessee of the Premises by virtue of a lease and amendments one and two, hereinafter referred to as the "Master Lease," a copy of which is attached hereto marked Exhibit 1, dated April 18, 1995 wherein WHC-SIX REAL ESTATE LIMITED PARTNERSHIP is the lessor, hereinafter referred to as the "Master Lessor"; WMP II Real Estate Limited Partnership, a Delaware Limited Partnership, by WMP II GEN-PAR, Inc., a Delaware Corporation, General Partner is the Successor Master Lessor.

          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contraindicated by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except by those terms and conditions which are modified, and specified within this Sublease agreement.

          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

          7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or

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demands arising out of Sublessor's failure to comply with or perform Sublessor's
Remaining Obligations.

          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

          7.9 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

     8.   CONSENT OF MASTER LESSOR.

          8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten (10) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

          8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within twenty (20) days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the term thereof.

          8.3  In the event that Master Lessor does give such consent then:

               (a) Such consent will not release Sublessor or its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

               (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

               (c) The consent of this Sublease shall not constitute a consent to any subsequent subletting or assignment.

               (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

               (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

               (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the

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obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

          8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

          8.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

          8.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten (10) days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublease shall have the right of reimbursement and offset from and against Sublessor.

     9.   BROKERS FEE.

          9.1 Upon execution hereof by all parties, Sublessor shall pay to Colliers Parrish International, Inc., a licensed real estate broker, (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in this transaction.

          9.2 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

     10. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

     11.  ADDITIONAL PROVISIONS.

               A.   OCCUPANCY:  Sublessor shall use its best efforts such that
                    ---------
Sublessee shall be permitted full and complete access to the premises effective April 15, 1997, for the purpose of completing necessary improvements and so that it may install telecommunications equipment, furniture systems and other equipment necessary for the conduct of Sublessee's business. The Sublessor shall use its best effort to vacate the premises on or before April 15, 1997. There shall be no rental payment required for any occupancy or use of the premises prior to June 1, 1997.

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               B.   OPERATING EXPENSES & OBLIGATIONS:  The sublease shall be on
                    --------------------------------
a "full services" basis, wherein the Landlord is responsible for payment of all base year operating expenses. If the master lease calls for operating expense passthroughs, then 1997 shall be defined as the "base year" for purposes of determining increases chargeable to the Sublessee. Sublessee's percentage share for determining operating expense adjustments is 21.05%.

               C.   TENANT IMPROVEMENTS:  Sublessor shall reimburse Sublessee
                    -------------------
for the cost of legally demising the Premises from the adjacent area to be retained by Sublessor. In addition, the space shall be delivered with all furniture and personal property removed by Sublessor on or before April 15, 1997. Sublessor shall have all floor and wall surfaces professionally cleaned and all mechanical systems shall be in good working order. The parties acknowledge, and Sublessor hereby grants its approval, (the Sublessee acknowledges that the approval of the Landlord will also be required) for Sublessee to construct additional improvements as may be necessary to demise the premises and create a suitable working environment for Sublessee. In addition, certain improvements may be required in order to comply with fire and safety codes. These improvements shall be at Sublessee's sole cost and expense as they apply to the premises and shall be performed by a licensed contractor, having first obtained all required building permits and governmental approvals.

               D.   SIGNAGE:  Subject to the approval of the Landlord, Sublessee
                    -------
shall be provided one-half (1/2) of the street signage area currently utilized by Sublessor for the purposes of providing signage at Sublessee's expense. In addition, Sublessee shall have the right, subject to any necessary governmental approvals, to provide exterior facade or monument signage adjacent to the entrance to its premises.

               E.   PARKING:  Sublessee shall have the right to use, on a non-
                    -------
exclusive basis, its proportionate share of parking at 19925 Stevens Creek Boulevard, Cupertino, California.

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

     If this Sublease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by Colliers Parrish International, Inc. or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease or the transaction relating thereto.

Executed at Scotts Valley, CA         SEAGATE TECHNOLOGY, INC.
                                   -------------------------------

on 3/12/97                         By  /s/  James A. Taylor
                                      ----------------------------

address  920 Disc Drive            By      James A. Taylor
                                      ----------------------------
                                       VP, Finance & Treasurer

                                      "TENANT" (CORPORATE SEAL)



Executed at San Jose               HALL KINION & ASSOCIATES, INC.
                                   -------------------------------

on 3/4/97                          By  /s/  Marty Kropelnicki
                                      ----------------------------

address______________________      By      Marty Kropelnicki

_____________________________         ----------------------------
                                   Vice President and Chief
                                   Financial Officer

                                    "SUBTENANT" (CORPORATE SEAL)



Executed at  ________________      /s/  Sharon Sterling
                                   -------------------------------
on___________________________      By  Sharon Sterling
                                      ____________________________

address______________________      Its  Assistant Vice President
                                        ------------------------
_____________________________
                                   WMP II REAL ESTATE
                                   -------------------------------
                                   LIMITED PARTNERSHIP
                                   -------------------------------
                                   A DELAWARE LIMITED PARTNERSHIP,
                                   By WMP II GEN-PAR, INC.,
                                   a Delaware Corporation,
                                   General Partner
                                     "LANDLORD" (CORPORATE SEAL)